Exhibit 99.1

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901

NEWS RELEASE
February 25, 2015	Analyst Contact:	Susan Allen	203-499-2409
	Media Contact:	Michael West Jr.	203-499-3858

UIL Reports 2014 Earnings and Announces 2015 Earnings Guidance

Today, UIL Holdings Corporation (NYSE: UIL) reported 2014 consolidated net income of $109.6 million, or $1.92 per diluted share, compared to $115.3 million, or $2.18 per diluted share, in 2013.  For the fourth quarter 2014, consolidated net income was $32.3 million, or $0.56 per diluted share, compared to $40.4 million, or $0.71 per diluted share, for the same period in 2013.

Consolidated earnings for 2014 and 2013 reflect certain non-recurring after-tax items, which are explained below.

•	Acquisition-related expenses recorded in the full year and fourth quarter 2014 associated with the now-terminated proposed acquisition of Philadelphia Gas Works
..
•	Reserves recorded in the full year and fourth quarter 2014 and the full year 2013 related to the transmission return on equity (ROE) proceedings pending at the Federal Energy Regulatory Commission (FERC)
..
•	A regulatory write-off associated with certain Generation Service Charge (GSC) revenues and expenses relating to the period from 2004 through 2013, recorded in the full year and fourth quarter 2014
..
•	Regulatory adjustments associated with the electric distribution rate case recorded in the full year and fourth quarter 2013

Consolidated earnings, excluding the non-recurring items, for the full year ended December 31 were:

	Full Year ended December 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Consolidated Earnings	$109.6	$115.3	$(5.7)	$1.92	$2.18	$(0.26)

Excluding non-recurring items:
Acquisition-related expenses	13.9	-	13.9	0.24	-	0.24
FERC ROE reserves	3.4	1.5	1.9	0.06	0.03	0.03
GSC disallowance	2.3	-	2.3	0.04	-	0.04
Electric Distribution rate case disallowances	-	5.0	(5.0)	-	0.10	(0.10)
Consolidated Earnings, excl. non-recurring items	$129.2	$121.8	$7.4	$2.26	$2.31	$(0.05)

Consolidated earnings, excluding the non-recurring items, for the three months ended December 31 were:

	Quarter ended December 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Consolidated Earnings	$32.3	$40.4	$(8.1)	$0.56	$0.71	$(0.15)

Excluding non-recurring items:
Acquisition-related expenses	1.1	-	1.1	0.02	-	0.02
FERC ROE reserves	0.2	-	0.2	-	-	-
GSC disallowance	2.3	-	2.3	0.04	-	0.04
Electric Distribution rate case disallowances	-	(5.5)	5.5	-	(0.10)	0.10
Consolidated Earnings, excl. non-recurring items	$35.9	$34.9	$1.0	$0.62	$0.61	$0.01

“We reported improved financial performance, excluding non-recurring items, at all of our operating companies in 2014,” commented James P. Torgerson, UIL’s president and chief executive officer.  “We continue to execute on our strategy of converting customers to natural gas heat and exceeded our 2014 goal of 16,000 conversions, adding 16,266 households and businesses.  Natural gas is more cost effective than home heating oil and the benefits of natural gas remain advantageous for our customers, however, current home heating oil prices will make it more challenging to get households and businesses to switch to natural gas.  Our 2015 target is to convert at least 12,000 households and businesses to natural gas.”

 “Our longer-term strategy remains unchanged.  We have a capital expenditure plan to replace aging infrastructure at each of our operating companies and have a healthy growth strategy for natural gas heating conversions,” added Torgerson.

Electric Distribution

The electric distribution business earned $51.6 million, or $0.90 per diluted share, in 2014, compared to $46.7 million, or $0.88 per diluted share, in 2013. For the fourth quarter 2014, the electric distribution business earned $8.5 million, or $0.15 per diluted share, compared to $12.9 million, or $0.23 per diluted share, for the same period in 2013.

Excluding the non-recurring GSC disallowance and the electric distribution rate case disallowances discussed above, the electric distribution earnings were:

	Full Year ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Electric Distribution	$51.6	$46.7	$4.9	$0.90	$0.88	$0.02
GSC disallowance	2.3	-	2.3	0.04	-	0.04
Electric Distribution rate case disallowances	-	5.0	(5.0)	-	0.10	(0.10)
Electric Distribution, excl. non-recurring items	$53.9	$51.7	$2.2	$0.94	$0.98	$(0.04)

	Quarter ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Electric Distribution	$8.5	$12.9	$(4.4)	$0.15	$0.23	$(0.08)
GSC disallowance	2.3	-	2.3	0.04	-	0.04
Electric Distribution rate case disallowances	-	(5.5)	5.5	-	(0.10)	0.10
Electric Distribution, excl. non-recurring items	$10.8	$7.4	$3.4	$0.19	$0.13	$0.06

The increase in earnings for the full year and fourth quarter 2014, excluding the non-recurring items, was mainly due to increased rates and decreased pension and OPEB expenses.

Electric Transmission

The electric transmission business earned $32.8 million, or $0.57 per diluted share, in 2014, compared to $33.6 million, or $0.64 per diluted share, in 2013.  For the fourth quarter 2014, the electric transmission business earned $9.7 million, or $0.17 per diluted share, compared to $8.9 million, or $0.16 per diluted share, for the same period in 2013.

Excluding the non-recurring FERC ROE reserves discussed above, the electric transmission earnings were:

	Full Year ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Electric Transmission	$32.8	$33.6	$(0.8)	$0.57	$0.64	$(0.07)
FERC ROE reserves	3.4	1.5	1.9	0.06	0.03	0.03
Electric Transmission, excl. non-recurring item	$36.2	$35.1	$1.1	$0.63	$0.67	$(0.04)

	Quarter ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Electric Transmission	$9.7	$8.9	$0.8	$0.17	$0.16	$0.01
FERC ROE reserves	0.2	-	0.2	-	-	-
Electric Transmission, excl. non-recurring item	$9.9	$8.9	$1.0	$0.17	$0.16	$0.01

Gas Distribution

The gas distribution business earned $48.3 million, or $0.85 per diluted share, in 2014, compared to $45.4 million, or $0.86 per diluted share, in 2013.

	Full Year ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Gas Distribution	$48.3	$45.4	$2.9	$0.85	$0.86	$(0.01)

The increase in earnings in 2014 was primarily due to increased rates at CNG, increased normalized usage per customer, customer growth and colder weather, partially offset by increased uncollectible expense and increased corporate charges.

For the fourth quarter 2014, the gas distribution business earned $18.0 million, or $0.31 per diluted share, compared to $21.1 million, or $0.37 per diluted share, for the fourth quarter 2013.

	Quarter ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Gas Distribution	$18.0	$21.1	$(3.1)	$0.31	$0.37	$(0.06)

The decrease in earnings for the fourth quarter 2014 was primarily due to warmer weather in the fourth quarter 2014 compared to the same period in 2013, increased uncollectible expense and increased corporate charges, partially offset by increased rates and increased normalized usage per customer.

The gross margin impacts from weather, normalized usage per customer and customer growth are presented in the table below:

Impact of Weather, Normalized Usage per Customer and Customer Growth
(In Thousands)
	4Q '14 vs. 4Q '13 Gross Margin	FY '14 vs. FY '13 Gross Margin
Weather(1)	$(5,403)	$1,260
Normalized usage per customer	4,245	7,542
Decoupling adjustment	(886)	(2,040)
Subtotal	$(2,044)	$6,762
Customer Growth	616	4,760
Total	$(1,428)	$11,522

(1)	Excluding YTD '14 weather insurance payouts of $2.2M, pre-tax

Corporate

Corporate costs were $23.1 million, after-tax, or $0.40 per diluted share, in 2014, compared to costs of $10.4 million, after-tax, or $0.20 per diluted share, in 2013. For the fourth quarter 2014, Corporate costs were $3.9 million, after-tax, or $0.07 per diluted share, compared to costs of $2.5 million, after-tax, or $0.05 per diluted share, for the same period in 2013.

Excluding the non-recurring acquisition-related expenses discussed above, Corporate costs were:

	Full Year ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Corporate	$(23.1)	$(10.4)	$(12.7)	$(0.40)	$(0.20)	$(0.20)
Acquisition-related expenses	13.9	-	13.9	0.24	-	0.24
Corporate, excl. non-recurring item	$(9.2)	$(10.4)	$1.2	$(0.16)	$(0.20)	$0.04

	Quarter ended Dec. 31,
	Net Income (Loss) - $M			Earnings (Loss) per Share - Diluted
	2014	2013	'14 vs '13	2014	2013	'14 vs '13
Corporate	$(3.9)	$(2.5)	$(1.4)	$(0.07)	$(0.05)	$(0.02)
Acquisition-related expenses	1.1	-	1.1	0.02	-	0.02
Corporate, excl. non-recurring item	$(2.8)	$(2.5)	$(0.3)	$(0.05)	$(0.05)	$(0.00)

The decrease in costs, excluding the non-recurring acquisition-related expenses, in 2014 was primarily due to an increase in the return on shared capital assets.

Segment details for UIL Holdings Corporation’s results for the fourth quarter and full year 2014, compared to the same periods in 2013, are presented in the table below:

	Net Income (Loss) - $M

	Quarter ended December 31,			Year ended December 31,

	2014	2013	'14 vs '13	2014	2013	'14 vs '13

Electric Distribution	$10.8	$7.4	$3.4	$53.9	$51.7	$2.2
Electric Transmission	9.9	8.9	1.0	36.2	35.1	1.1
Gas Distribution	18.0	21.1	(3.1)	48.3	45.4	2.9

Operating Companies	38.7	37.4	1.3	138.4	132.2	6.2

Corporate	(2.8)	(2.5)	(0.3)	(9.2)	(10.4)	1.2

Subtotal	$35.9	$34.9	$1.0	$129.2	$121.8	$7.4

Acquisition-related expenses	(1.1)	-	(1.1)	(13.9)	-	(13.9)
FERC ROE reserves	(0.2)	-	(0.2)	(3.4)	(1.5)	(1.9)
GSC disallowance	(2.3)	-	(2.3)	(2.3)	-	(2.3)
Rate case disallowances	-	5.5	(5.5)	-	(5.0)	5.0

Consolidated Earnings	$32.3	$40.4	$(8.1)	$109.6	$115.3	$(5.7)

	Earnings (Loss) Per Share - Diluted

	Quarter ended December 31,			Year ended December 31,

	2014	2013	'14 vs '13	2014	2013	'14 vs '13

Electric Distribution	$0.19	$0.13	$0.06	$0.94	$0.98	$(0.04)
Electric Transmission	0.17	0.16	0.01	0.63	0.67	(0.04)
Gas Distribution	0.31	0.37	(0.06)	0.85	0.86	(0.01)

Operating Companies	0.67	0.66	0.01	2.42	2.51	(0.09)

Corporate	(0.05)	(0.05)	-	(0.16)	(0.20)	0.04

Subtotal	$0.62	$0.61	$0.01	$2.26	$2.31	$(0.05)

Acquisition-related expenses	(0.02)	-	(0.02)	(0.24)	-	(0.24)
FERC ROE reserves	-	-	-	(0.06)	(0.03)	(0.03)
GSC disallowance	(0.04)	-	(0.04)	(0.04)	-	(0.04)
Rate case disallowances	-	0.10	(0.10)	-	(0.10)	0.10

Consolidated Earnings	$0.56	$0.71	$(0.15)	$1.92	$2.18	$(0.26)

Avg. Shares - diluted (M)	57.2	57.0		57.1	52.7

Amounts may not add due to rounding

Looking Forward
UIL’s consolidated earnings for 2015 are expected to be in the range of $132 to $143 million, or $2.30 to $2.50 per diluted share, compared to actual 2014 consolidated earnings of $109.6 million, or $1.92 per diluted share.  Excluding the non-recurring items, 2014 consolidated earnings were $129.2 million, or $2.26 per diluted share. Expected earnings for 2015 are detailed in the table below, followed by the primary drivers for each business segment.
Category	Approximate Net Income $M (1)	EPS - diluted(2)

Electric Distribution	$49 - $57	$0.85 - $1.00
Electric Transmission	$33 - $38	$0.57 - $0.67

Total Electric	$83 - $95	$1.45 - $1.65

Gas Distribution	$52 - $57	$0.90 - $1.00

Operating Companies	$135- $146	$2.35 - $2.55

UIL Corporate	($7) - ($5)	($0.13) - ($0.08)

Total UIL Holdings(3)	$132 - $143	$2.30 - $2.50

(1)	Rounded to the nearest million
(2)	Assumes approximately 57.3 million average shares outstanding
(3)	Expectations are not expected to be additive

Electric Distribution
The electric distribution business includes GenConn and is impacted by the following:
•	Retail revenue increase for electric distribution from the second year of rates that went into effect from its 2013 rate case proceeding
•	Increases in pension and postretirement costs of approximately $6.0 million, pre-tax, or $0.06 per diluted share, primarily driven by a decrease in the discount rate
•	Higher allocation of UIL corporate charges for earned returns on shared capital assets of approximately $6.1 million, pre-tax, or $0.06 per diluted share, (while unfavorable for electric distribution, there is an earnings offset in UIL corporate)
Electric Transmission
Transmission earnings are primarily driven by increased rate base and earnings from increased investments in the NEEWS transmission projects.  This projection excludes any further potential impacts from the ROE proceedings pending at the FERC.
Gas Distribution
The gas distribution business is impacted by the following:
•	Assumes incremental customers of 12,000 in 2015, plus revenue growth from the new heating customers added in 2014; expected to add approximately $4.7 million, pre-tax, or $0.05 per diluted share
•	Higher allocation of UIL corporate charges for earned returns on shared capital assets of approximately $5.1 million, pre-tax, or $0.05 per diluted share, (while unfavorable for gas distribution, there is an earnings offset in UIL corporate)
UIL Corporate
UIL Corporate costs are primarily interest expense on UIL debt and certain other unallocated corporate costs. These costs are partially offset by higher returns on corporate capital investments that support the total enterprise.  The projections for 2015 include the impacts of a lower effective tax rate.
Full year and fourth quarter 2014 earnings conference call

UIL Holdings will conduct a webcast conference call with financial analysts on Friday, February 27, 2015, beginning at 1:00 p.m. eastern time.  UIL Holdings’ executive management will present an overview of the financial results followed by a question and answer session.  Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL Holdings’ website at http://www.uil.com. Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

Headquartered in New Haven, Connecticut, UIL Holdings Corporation (NYSE:UIL) is a diversified energy delivery company serving a total of approximately 700,000 electric and natural gas utility customers in 67 communities across two states, with combined total assets of over $5 billion.

UIL Holdings is the parent company for The United Illuminating Company (UI), Connecticut Natural Gas Corporation (CNG), The Southern Connecticut Gas Company (SCG), and The Berkshire Gas Company (Berkshire), each more than 100 years old. UI provides for the transmission and delivery of electricity and other energy related services for Connecticut’s Greater New Haven and Bridgeport areas. SCG and CNG are natural gas distribution companies that serve customers in Connecticut, while Berkshire serves natural gas customers in western Massachusetts. UIL Holdings employs more than 1,850 people in the New England region. For more information on UIL Holdings, visit http://www.uil.com.

Use of Non-GAAP Measures
UIL Holdings believes that a breakdown presented on a net income and per share basis is useful in understanding the change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the net income determined in accordance with generally accepted accounting principles (GAAP), and then dividing the results by the average number of diluted shares of UIL Holdings common stock outstanding for the periods presented. Any such amounts provided are provided for informational purposes only and are not intended to be used to calculate "Pro-forma" amounts.
UIL Holdings also believes presenting earnings excluding certain non-recurring items, as well as earnings per share (EPS) information by line of business, including as presented above in the net income discussion and in the earnings guidance section, are useful in understanding and evaluating actual and projected financial performance and contribution of UIL’s businesses. EPS by business is calculated by taking the pre-tax amounts determined in accordance with GAAP of each line of business, and applying the effective statutory federal and state tax rate and then dividing the results by the average number of diluted shares of UIL common stock outstanding for the periods presented. Total consolidated EPS is a GAAP-basis presentation.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future.  Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements.  Such risks and uncertainties include, but are not limited to, general economic conditions, conditions in the debt and equity, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of our subsidiaries.  All such factors are difficult to predict, contain uncertainties that may materially affect our actual results and are beyond our control.  You should not place undue reliance on the forward-looking statements, each speaks only as of the date hereof and we undertake no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.  New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  The foregoing and other factors are discussed and should be reviewed in our Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the Securities and Exchange Commission.

The following are summaries of UIL Holdings’ unaudited consolidated financial information for the full year 2014:

UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(In Thousands except per share amounts)
(Unaudited)

	Years Ended December 31,
	2014	2013

Operating Revenues	$1,631,943	$1,618,716

Operating Expenses
Operation
Purchased power	173,059	139,135
Natural gas purchased	426,379	438,189
Operation and maintenance	399,560	384,029
Transmission wholesale	88,370	88,206
Depreciation and amortization	151,557	189,856
Taxes - other than income taxes	138,271	130,458
Rate case disallowances	-	8,354
Acquitistion-related expenses	7,344	-
Total Operating Expenses	1,384,540	1,378,227
Operating Income	247,403	240,489

Other Income and (Deductions), net
Acquisition-related bridge facility fees	(15,795)	-
Other income and (deductions)	18,020	20,633
Total Other Income and (Deductions), net	2,225	20,633

Interest Charges, net
Interest on long-term debt	89,524	87,232
Other interest, net	4,417	2,106
	93,941	89,338
Amortization of debt expense and redemption premiums	2,439	2,431
Total Interest Charges, net	96,380	91,769

Income from Equity Investments	13,893	15,272

Income Before Income Taxes	167,141	184,625

Income Taxes	57,562	69,308

Net Income	109,579	115,317
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	(14)	52

Net Income attributable to UIL Holdings	$109,593	$115,265

Average Number of Common Shares Outstanding - Basic	56,834	52,415
Average Number of Common Shares Outstanding - Diluted	57,136	52,711

Earnings Per Share of Common Stock - Basic:	$1.93	$2.20

Earnings Per Share of Common Stock - Diluted:	$1.92	$2.18

Cash Dividends Declared per share of Common Stock	$1.728	$1.728

UIL HOLDINGS CORPORATION
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2014 and 2013
(Thousands of Dollars)
(Unaudited)

	Years Ended December 31,
	2014	2013

Net Income	$109,579	$115,317
Other Comprehensive Income (Loss), net of deferred income taxes
Changes in unrealized gains (losses) related to pension and other post-retirement benefit plans	(815)	1,008
Other	3	(24)
Total Other Comprehensive Income (Loss), net of deferred income taxes	(812)	984
Comprehensive Income	108,767	116,301
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	(14)	52
Comprehensive Income Attributable to UIL Holdings	$108,781	$116,249

UIL HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(thousands of dollars)	December 31, 2014	December 31, 2013
ASSETS
Current assets	$670,096	$888,004
Other investments	139,972	144,589
Net property, plant and equipment	3,292,690	3,068,680
Regulatory assets	687,198	703,739
Goodwill	266,205	266,205
Deferred charges and other assets	55,774	73,003
Total Assets	$5,111,935	$5,144,220

LIABILITIES AND CAPITALIZATION
Current liabilities	$496,717	$612,823
Deferred income taxes	584,175	540,542
Regulatory liabilities	491,896	445,092
Other noncurrent liabilities	459,477	467,766
Total Liabilities	2,032,265	2,066,223

Long-term debt, net of unamortized discount and premium	1,711,349	1,723,842
Preferred stock of subsidiary	119	340
Net common stock equity	1,368,202	1,353,815
Total Capitalization	3,079,670	3,077,997

Total Liabilities and Capitalization	$5,111,935	$5,144,220